UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

BORQS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building B23-A Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing, China100015
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (86) 10-5975-6336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective August 31, 2018, Borqs Hong Kong Limited, a Hong Kong company (“Borqs HK”), an indirect, wholly owned subsidiary of Borqs Technologies, Inc. (the “Company”), entered into an Amendment Agreement (the “HK Loan Amendment”) with SPD Silicon Valley Bank Co., Ltd. (“SSVB”) to amend certain terms of the revolving credit facility Borqs HK has with SSVB (the “HK Loan”) under the Facility Agreement with SSVB dated August 31, 2015, as amended on July 20, 2016 and August 31, 2017 (such facility agreement, as amended, the “Existing HK Loan Agreement”, and the Existing HK Loan Agreement and the HK Loan Amendment, collectively, the “HK Loan Agreement”). The obligations of Borqs HK under the HK Loan Agreement are guaranteed by Borqs International Holding Corp. (“Borqs International”), the direct parent company of Borqs HK, up to a maximum of $6 million (the “BIH Guaranty”).

The maximum amount of the HK Loan remains $6 million as set forth in the Existing HK Loan Agreement. The HK Loan Amendment increased the interest rate on the HK Loan from 3-month LIBOR plus 3.70% to 1-month LIBOR plus 4% (the “HK Interest Rate”) and extended the maturity date of the HK Loan from August 31, 2018 to February 28, 2019 (the “HK Maturity Date”). In addition, pursuant to the HK Loan Amendment, in the event that the Company conducts a private placement prior to the HK Maturity Date, the Company shall pay a success fee to SSVB, which amount shall be between RMB 470,000 and RMB 700,000 (based on the size of the equity raise).

Effective August 31, 2018, Borqs Beijing Limited, a China company (“Borqs Beijing”), a wholly owned subsidiary of Borqs HK, entered into an Amendment Agreement (the “Beijing Loan Amendment”) with SSVB to amend certain terms of the revolving credit facility Borqs Beijing has with SSVB (the “Beijing Loan”) under the Facility Agreement with SSVB dated July 20, 2016 as amended on July 20, 2017 and August 31, 2017 (such facility agreement, as amended, the “Existing Beijing Loan Agreement”, and the Existing Beijing Loan Agreement and the Beijing Loan Amendment, collectively, the “Beijing Loan Agreement”). The HK Loan Agreement and Beijing Loan Agreement are referred to herein as the “SSVB Loan Agreements”. The Beijing Loan is secured by the accounts receivables of Borqs Beijing pursuant to a Pledge Agreement, dated July 20, 2016, in favor of SSVB (“Beijing Pledge Agreement”) until all outstanding indebtedness under the Beijing Loan Agreement is repaid.

The Beijing Loan Amendment decreased the facility amount under the Beijing Loan from RMB 25 million to RMB 18 million, and increased the interest rate on the Beijing Loan from The People’s Bank of China (“PBOC”) base rate plus 1.65% to the PBOC base rate plus 3.65% (the “Beijing Interest Rate”) and extended the maturity date of the Beijing Loan from August 31, 2018 to February 28, 2019 (the “Beijing Maturity Date”). In addition, pursuant to the Beijing Loan Amendment, in the event that the Company conducts a private placement prior to the Beijing Maturity Date, the Company shall pay a success fee to SSVB, which amount shall be between RMB 230,000 and RMB 300,000 (based on the size of the equity raise).

In addition to the BIH Guaranty provided by Borqs International, the Company entered into a Guarantee Agreement, dated August 31, 2018, with SSVB to guarantee up to $7.2 million of the obligations of Borqs HK under the HK Loan Agreement (the “Company Hong Kong Guarantee”). The Company also entered into a Guarantee Agreement, dated August 31, 2018, with SSVB to guarantee up to RMB21.6 million of the obligations of Borqs Beijing under the Beijing Loan Agreement (the “Company Beijing Guarantee”).

Pursuant to a subordination agreement, effective April 30, 2018, by and between Partners For Growth V, L.P. (“PFG5”), Borqs HK and SSVB, and a subordination agreement, dated August 26, 2016, by and between Partners For Growth IV, L.P. (“PFG4”) Borqs HK and SSVB, all of the indebtedness and obligations of Borqs HK owed to PFG5 and PFG4 under the loan and security agreement with PFG5, effective April 30, 2018, and the loan and security agreement with PFG4, dated August 26, 2016, are subordinate to the obligations of Borqs HK owing to SSVB under the SSVB Loan Agreements.

The SSVB Loan Agreements contain customary representations and warranties, affirmative covenants, and negative covenants. Without the prior written consent of SSVB, Borqs HK and Borqs Beijing shall not, among other things, (i) sell, lease, transfer or otherwise dispose of through one or a series of transactions, all or substantially all of its revenues or assets, (ii) make outbound investment or increase its indebtedness from any third party, (iii) create or permit any lien, pledge or other encumbrance on its assets, current or future revenues, or (iv) enter into any merger, reorganization or consolidation with a third party.

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Additionally, Borqs HK and Borqs Beijing are subject to certain financial covenants, including the covenants to meet or exceed (i) a minimum monthly Adjusted Quick Ratio (as defined in the SSVB Loan Agreements) of 1.25:1.00, (ii) quarterly net income of $500,000 (with net income of negative $500,000 for the quarter ended June 30, 2018), and (iii) a minimum of $20 million of net cash proceeds from an equity or debt capital raising transaction by January 31, 2019.

Events of default under the SSVB Loan Agreements include, among other things, (i) failure to pay any principal or interest under when due, (ii) materially untrue or misleading representations or warranties made under the SSVB Loan Agreements or documents delivered pursuant thereunder, (iii) failure to provide financial and business information related to the ability of Borqs HK or Borqs Beijing to perform or comply with its obligations under the SSVB Loan Agreements, (iv) breach of negative covenants, (v) a bankruptcy, liquidation, reorganization of Borqs HK or Borqs Beijing or other assignment for the benefit of creditors, (vi) actual, pending or threatened litigation, arbitration or other similar proceedings, which in the reasonable judgement of SSVB, may restrain or lead to a material adverse effect on the ability of Borqs HK or Borqs Beijing to perform or comply with obligations under the SSVB Loan Agreements, and (vii) the occurrence of circumstances or acts, which in SSVB’s sole judgement, may lead to a material adverse effect on the ability of Borqs HK or Borqs Beijing to perform or comply with their obligations under the SSVB Loan Agreements.

Upon the occurrence and during the continuance of an event of default under the SSVB Loan Agreements, until cured to the satisfaction of SSVB, SSVB may, upon notice to Borqs HK or Borqs Beijing, cancel all unused portions available under the SSVB Loan Agreements and accelerate all outstanding amounts to become immediately due and payable. The penalty interest rate under the HK Loan Agreement for late payments and misappropriation of loan proceeds is the HK Interest Rate plus 5%. The penalty interest rates under the Beijing Loan Agreement for late payments and misappropriation of loan proceeds is the Beijing Interest Rate plus 50% and the Beijing Interest Rate plus 100%, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2018	BORQS TECHNOLOGIES, INC.

	By:	/s/ Anthony K. Chan
		Name:	Anthony K. Chan
		Title:	Chief Financial Officer

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